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                                                                      Exhibit 31

                      CERTIFICATION OF LAURA L. MOUNTCASTLE

I, Laura L. Mountcastle, certify that:

      1.    I have reviewed this annual report on Form 10-K of Consumers Funding
            LLC;

      2. To the best of my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

      3. To the best of my knowledge, the financial statements included in this annual report provide the financial information required to be provided to the trustee under the governing documents of Consumers Funding LLC; and

      4. Consumers Energy, as Servicer under the Securitization bonds, has complied with its servicing obligations and minimum servicing standards.

Date: March 10, 2005                   By /s/ Laura L. Mountcastle
                                          ------------------------------------
                                            Laura L. Mountcastle
                                            President, Chief Executive Officer,
                                            Chief Financial Officer and
                                            Treasurer